Eyetel Imaging, Inc.
9130 Guilford Road
Columbia, MD 21046

September 6, 2007

RL Capital Partners, LP
Attn.: Ronald M. Lazar
c/o Maxim Group
405 Lexington Avenue, 2nd Floor
New York, NY 10174

Re: Registration Rights Agreement Side Letter

Dear Mr. Lazar:

This letter is to confirm certain additional agreements between Eyetel Imaging, Inc. (the “Company”) and RL Capital Partners, LP (“RLCP”) in connection with the note and warrant financing (the “Bridge Financing”) pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement among the Company and the Purchasers party thereto, dated December 28, 2006, as amended by Amendment No. 1, dated February 23, 2007 and Amendment No. 2, dated April 20, 2007 (the “Agreement”), and the Promissory Note (the “Note”) and Warrant to Purchase Preferred Stock (the “Warrant”) issued to RLCP by the Company each dated as of May 2, 2007. Capitalized terms used herein without definition shall have the meanings ascribed to them in the IRA (as defined below). The undersigned parties hereby agree as follows:

The shares issuable to RLCP (the “Shares”) upon conversion of the Note and/or exercise of the Warrant (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed “Registrable Securities” for the purposes of Section 3 of the Investor Rights Agreement, dated January 14, 2004, by and among Company and the Investors listed on Exhibit A thereto, as amended on February 8, 2006, May 1, 2007 and September 5, 2007 and as further amended from time to time (the “IRA”), which shall entitle RLCP to “piggy back” registration rights in accordance with the terms of the IRA. Notwithstanding the foregoing, the Shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been distributed to the public pursuant to Rule 144; or (iii) such securities may be sold by RLCP and all of its Affiliates without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or (iv) such securities may be sold by RLCP and all of its Affiliates without registration under the Securities Act pursuant to Rule 144 under the Securities Act and RLCP and all of its Affiliates collectively own less than 1% of the Company’s outstanding Common Stock. RLCP shall be subject to the restrictions on transfer set forth in connection with a firm commitment underwritten offering set forth in Section 5.3 of the IRA as if a party thereto as a Holder. In the event the shares issued to RLCP are shares of Series B Preferred Stock of the Company, then shall become party as an Investor to the IRA and that certain Amended and Restated Stockholders Agreement, dated January 14, 2004, by and among Company and the Investors listed on Exhibit A thereto, as amended from time to time.

RL Capital Partners, LP Page 2	September 6, 2007

The Company agrees that no amendments will be made to the IRA which would have an adverse impact on RLCP’s registration rights thereunder without the consent of RLCP, unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to RLCP. By acceptance of the Note and Warrant, RLCP shall be deemed to be a party to the IRA solely for the purpose of the above-mentioned registration rights.

EYETEL IMAGING, INC.

By: /s/ Keith G. Frey

Name: Keith G. Frey

Title: Chief financial Officer

Acknowledged and agreed:

RL CAPITAL PARTNERS, LP

By: /s/ Ronald M. Lazar

Name: Ronald M. Lazar

Title: Managing Member